EXHIBIT 99.1
Krystal Biotech Provides Business Update at 44th Annual J.P. Morgan Healthcare Conference
Preliminary 4Q 2025 VYJUVEK net revenue of $106 million to $107 million
Robust clinical pipeline with multibillion dollar opportunities and strong balance sheet for sustained growth
PITTSBURGH, January 11, 2026 (GLOBE NEWSWIRE) – Krystal Biotech, Inc. (the “Company”) (NASDAQ: KRYS) today announced selected preliminary unaudited 2025 financial results, including fourth quarter and full year 2025 VYJUVEK® net product revenue, and outlined the Company’s strategic vision to drive the next stage of growth of its rare disease business. These topics will be discussed during the Company’s presentation at the 44th Annual J.P. Morgan Healthcare Conference in San Francisco tomorrow, Monday, January 12, 2026, at 10:30 am ET / 7:30 am PT.
“2025 was a standout year for Krystal, with the successful launch of VYJUVEK in Europe and Japan setting the foundation for our broader ambitions to build a true global leader in rare disease,” said Krish S. Krishnan, Chairman and CEO of Krystal Biotech. “As we execute on the next stage of our growth story, we will be leaning into our strengths – the strengths of our HSV-1 platform and the strengths of our organization – and focusing in on rare disease indications where we can move quickly and launch truly differentiated and impactful redosable genetic medicines. With multiple potential blockbuster launches in the next four years, as well as a strong growth outlook for VYJUVEK, we are well positioned to execute on this vision and deliver transformational outcomes for patients.”
Preliminary and Unaudited Fourth Quarter and Full Year 2025 Financial Updates
Based on preliminary unaudited financial information, the Company expects net product revenue for VYJUVEK to be between $106 million and $107 million for the fourth quarter of 2025. VYJUVEK net revenue for the full year 2025 is expected to be between $388 million and $389 million.
Cash, cash equivalents, and investments were approximately $955 million as of December 31, 2025.
These preliminary unaudited results are based on management’s initial analysis of operations for the year ended December 31, 2025 and subject to adjustment. The Company will report its full financial results for the fourth quarter and full year 2025 in February 2026.

Rare Disease Strategic Vision and 2026 Corporate Objectives
Over 300 million people around the world are living with rare diseases, many of whom lack adequate therapies. With global rare disease drug development and launch infrastructure and a redosable HSV-1 platform with Platform Technology Designation that is well-suited for gene delivery to high turnover tissues in the skin, lung, and eye, the Company is uniquely positioned to help fill this treatment gap.
To that end, the Company is accelerating and expanding clinical development efforts for its rare disease pipeline of programs:
•KB803 for ocular complications of dystrophic epidermolysis bullosa (DEB)
•KB801 for neurotrophic keratitis (NK)
•KB407 for cystic fibrosis (CF)
•KB111 for Hailey-Hailey disease (HHD)
In support of potential expedited development of KB801 for the treatment of NK, the Company has increased the enrollment target of its ongoing registrational double-masked, randomized, placebo-controlled study from 27 to 60 patients. The Company will provide a detailed update on the registrational study design when it reports its 2025 financial results in February 2026. Top line data from the study is expected before the end of 2026.
The Company’s strategic vision is to have at least four marketed rare disease medicines, inclusive of VYJUVEK, by the end of 2030, treating over 10,000 patients worldwide.
The Company expects to achieve these goals while remaining profitable throughout the period and continuing to invest strategically across its broader preclinical and clinical pipeline, including programs targeting larger indications such as KB408 for alpha-1 antitrypsin deficiency and KB707 for non-small cell lung cancer.
To achieve the Company’s broader ambitions in rare disease, the Company’s corporate objectives for 2026 include:
•Launch VYJUVEK in at least one more major European market and expand specialty distributor network to cover over 40 countries
•Report top-line results from its registrational Phase 3 study evaluating KB803 for the treatment of ocular complications of DEB
•Report top-line results from its registrational double-masked, randomized, placebo-controlled study evaluating KB801 for the treatment of NK
•Initiate and complete enrollment in a registrational repeat dose study evaluating KB407 for the treatment of CF

•Dose first patient in registrational double-blind, intra-patient randomized, placebo-controlled study evaluating KB111 in HHD patients
The Company also expects to report updates for both KB408 and KB707 before the end of the year.
Non-GAAP Research & Development (R&D) and Selling, General & Administrative (SG&A) Expense Guidance for 2026
Based on its current operating plans, the Company expects its combined non-GAAP R&D and SG&A expense in 2026 to be between $175 million and $195 million. Non-GAAP R&D and SG&A expense does not include stock-based compensation.
44th Annual J.P. Morgan Healthcare Conference Presentation and Webcast
Krish S. Krishnan, Chairman and Chief Executive Officer, and Suma M. Krishnan, President of Research and Development, will highlight these updates and Krystal’s strategic vision in a presentation at the 44th Annual J.P. Morgan Healthcare Conference on Monday, January 12, 2026, at 10:30 am ET / 7:30 am PT.
A webcast of the presentation will be available here beginning at 10:30 am ET / 7:30 am PT on Monday, January 12, 2026 and will be posted on the Investors section of the Company’s website.

About Krystal Biotech, Inc.
Krystal Biotech, Inc. (NASDAQ: KRYS) is a fully integrated, commercial-stage, global biotechnology company focused on the discovery, development and commercialization of genetic medicines to treat diseases with high unmet medical needs. VYJUVEK®, the Company’s first commercial product, is the first-ever redosable gene therapy and the first genetic medicine approved in the United States, Europe, and Japan for the treatment of dystrophic epidermolysis bullosa. The Company is rapidly advancing a robust preclinical and clinical pipeline of investigational genetic medicines. Krystal Biotech is headquartered in Pittsburgh, Pennsylvania. For more information, please visit http://www.krystalbio.com, and follow @KrystalBiotech on LinkedIn and X (formerly Twitter).

Forward-Looking Statements
Statements in this press release about future expectations, plans, and prospects, as well as statements that are not historical facts, including statements about, among other topics, our selected preliminary and unaudited financial results for 2025; our strategic vision and our 2026 corporate goals; our combined R&D and SG&A expense guidance; and our expectations for our product pipeline, including clinical trial plans, enrollment in clinical trials, and the timing of initiating clinical trials, dosing patients, data read-outs, and regulatory submissions may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Undue reliance should not be placed on the forward-looking statements in this press release. These statements are not guaranties of future performance and actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; the availability or commercial potential of VYJUVEK or our product candidates; and such other important factors as are set forth under the caption “Risk Factors” in the Company’s annual and quarterly reports on file with the U.S. Securities and Exchange Commission. The Company is providing the information in this press release as of the date hereof and undertakes no duty to update this information unless required by law.

Non-GAAP Financial Measure
This press release includes forward-looking combined R&D and SG&A expense guidance that is not required by, or presented in accordance with, U.S. GAAP. The Company believes this non-GAAP financial measure is useful to investors as a supplemental measure to evaluate operating performance. The Company has not provided a quantitative reconciliation of forecasted non-GAAP combined R&D and SG&A expense to forecasted GAAP combined R&D and SG&A expense because the Company is unable, without making unreasonable efforts, to calculate the reconciling item, stock-based compensation expenses, with confidence. This item, which could materially affect the computation of forward-looking GAAP combined R&D and SG&A expense, is inherently uncertain and depends on various factors, some of which are outside of the Company’s control.

CONTACT
Investors and Media:
Stéphane Paquette
Krystal Biotech
spaquette@krystalbio.com